UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 8, 2011

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 8, 2011, Central Pacific Financial Corp. (the “Company” or “CPF”) received an official notice dated March 8, 2011 from the New York Stock Exchange (the “NYSE”), stating that the Company is deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual (the “LCM”) because the Company’s audit committee was not comprised of at least three members at the time of the notice. This deficiency was the result of the previously announced resignation of certain of the Company’s directors in connection with the closing of its $325 million capital raise on February 18, 2011.

Company director Christine Camp was appointed to the audit committee as of March 9, 2011 and, therefore, the Company currently complies with Section 303A.07(a) of the LCM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: March 10, 2011	By:	/s/ John C. Dean
John C. Dean
Executive Chairman